Exhibit 10.6

NANOGEN, INC.

$20 Million in 6.25% Senior Convertible Notes due 2010 and

Warrants to Purchase 17,322,833 Shares of Common Stock

PLACEMENT AGENCY AGREEMENT

August 26, 2007

Seven Hills Partners LLC

275 Battery Street, 16th Floor

San Francisco, California 94111

Ladies and Gentlemen:

Nanogen, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to certain investors (collectively, the “Investors”) 6.25% senior convertible notes due 2010 (the “Notes”), in the form attached as Exhibit A to the Indenture (as defined below), for the aggregate principal amount of $20 million. The Notes shall be convertible into shares (the “Conversion Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The outstanding principal amount of the Notes shall bear interest at the rate of 6.25% per annum, and such interest may, subject to certain conditions, be paid by the Company in shares of Common Stock (the “Interest Shares”). The Investors will also receive, without additional consideration, (a) warrants to purchase up to 6,299,212 shares of Common Stock (the “Series A Warrants”) in the form attached as Exhibit B-1 to the Securities Purchase Agreement (as defined below), (b) warrants to purchase up to 6,299,212 shares of Common Stock (the “Series B Warrants”) in the form attached as Exhibit B-2 to the Securities Purchase Agreement and (c) warrants to purchase up to 4,724,409 shares of Common Stock in the form attached as Exhibit B-3 to the Securities Purchase Agreement (the “Series C Warrants” and, together with the Series A Warrants and the Series B Warrants, the “Warrants”). (The shares of Common Stock received upon exercise of the Series A Warrants, the Series B Warrants and/or the Series C Warrants shall be referred to collectively as the “Warrant Shares.”)

The sale and issuance of the Notes and the Warrants shall be made pursuant to a Securities Purchase Agreement by and among the Company and the Investors dated on or about the date hereof (the “Securities Purchase Agreement”). The Notes will be issued under the indenture by and between the Company and The Bank of New York Trust Company, N.A., as trustee (“Trustee”), dated on or about the date hereof as supplemented by the first supplemental indenture dated on or about the date hereof between the Company and Trustee (the “Indenture”). The Company has engaged Seven Hills Partners LLC as its sole and exclusive placement agent (the “Placement Agent”) to introduce the Company to the Investors. The Notes, together with the Conversion Shares, the Interest Shares, the Warrants, and the Warrant Shares are referred to herein as the “Securities.” The Securities are described more fully in the Securities Purchase Agreement and the Registration Statement (as hereinafter defined).

The Company hereby confirms as follows its agreements with the Placement Agent:

1. Agreement to Act as Placement Agent; Representations and Warranties of the Placement Agent. On the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions of this Agreement, the Placement Agent agrees to act as the Company’s exclusive placement agent in connection with the issuance and sale, on a best efforts basis, by the Company of the Notes and the Warrants to the Investors. Upon the occurrence of the Closing (as hereinafter defined), the Company shall pay to the Placement Agent 4.8% of the total gross proceeds received by the Company from the sale of the Notes as set forth on the cover page of the Prospectus (as hereinafter defined), excluding the portion of the gross proceeds deposited in the restricted cash account with Wells Fargo Bank, N.A., to secure the Letter of Credit (as defined in the Securities Purchase Agreement). Upon the release of the funds in such restricted cash account to the Company, the Company shall pay to the Placement Agent 4.8% of the funds (including any interest thereon) received by the Company upon such release. Upon the exercise of any Warrant, the Placement Agent shall be entitled to receive a cash fee equal to 4.8% of the funds received by the Company upon any such exercise, payable immediately upon receipt by the Company to the Placement Agent. The Placement Agent represents and warrants to the Company that it is registered as a broker-dealer with the Securities and Exchange Commission (the “Commission”) and all relevant states in which registration is required in connection with the sale of the Notes and the Warrants and is a member of the Financial Industry Regulatory Authority (“FINRA”).

2. Delivery and Payment. Concurrently with the execution and delivery of this Agreement, the Company, the Placement Agent and Wells Fargo Bank, N.A., as escrow agent (the “Escrow Agent”), shall enter into an escrow agreement substantially in the form of Exhibit A attached hereto (the “Escrow Agreement”), pursuant to which an escrow account will be established, at the Company’s expense, for the benefit of the Company and the Investors (the “Escrow Account”). Prior to or on the Closing Date (as hereinafter defined), each of the Investors will deposit in the Escrow Account its pro rata portion of the amount due for the purchase of the Notes as shown on the cover page of the Prospectus (such amount hereinafter referred to as the “Escrow Funds”). At 4:00 p.m., New York City time, on August 26, 2007 or at such other time or times on such other date or dates as provided in the Escrow Agreement (such date or dates are hereinafter referred to as the “Closing Date”), the Escrow Agent will disburse the Escrow Funds from the Escrow Account to the Company and the Placement Agent as provided in the Escrow Agreement and the Company shall deliver the Notes and the Warrants to the Investors. The closing of the sale of the Notes and the Warrants to the Investors (the “Closing”) shall take place at the office of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022, or such other place as may be agreed upon by the Company and the Placement Agent. All actions taken at the Closing shall be deemed to have occurred simultaneously.

The Notes and the Warrants shall be registered in such names and in such denominations as the Placement Agent shall request by written notice to the Company.

3. Representations and Warranties of the Company. The Company represents and warrants to the Placement Agent that:

(a) Shelf Registration Statement. A “shelf” registration statement on Form S-3 (File No. 333-144880) with respect to the Securities has been prepared by the Company in conformity in all material respects with the requirements of the Securities Act of 1933 (the “Act”), and the rules and regulations (the “Rules and Regulations”) of the Commission thereunder and has been filed with the Commission and is effective. The Company and the transactions contemplated by this Agreement meet the requirements and comply with the conditions for the use of Form S-3. The Registration Statement (as defined below) meets the requirements of Rule 415(a)(1)(x) under the Act and complies in all material respects with said rule. Copies of such registration statement, including any amendments thereto, the base prospectus (meeting in all material respects the requirements of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to the Placement Agent. Such registration statement, together with any registration statement filed by the Company pursuant to Rule 462(b) under the Act on or prior to the Applicable Time (as defined below), is herein referred to as the “Registration Statement’” which shall be deemed to include all information omitted therefrom in reliance upon Rules 430A, 430B or 430C under the Act and contained in the Prospectus referred to below, has become effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. The term “Prospectus” as used in this Agreement means the form of base prospectus together with the final prospectus supplement relating to the Securities (the “Prospectus Supplement”) first filed with the Commission pursuant to and within the time limits described in Rule 424(b) under the Act, and excluding any prospectus filed on or after the Applicable Time. Any reference herein to the Registration Statement or the Prospectus or to any amendment or supplement to any of the foregoing documents shall be deemed to refer to and include any documents incorporated by reference therein, provided in each case that such Registration Statement or Prospectus, or any amendment or supplement thereto, was delivered to all Investors prior to the Applicable Time; and, in the case of any reference herein to the Prospectus, also shall be deemed to include any documents incorporated by reference therein, and any supplements or amendments thereto, filed with the Commission after the date of filing of the Prospectus Supplement under Rule 424(b) under the Act and prior to the termination of the offering of the Securities, provided in each case that such Prospectus or any supplement or amendment thereto was delivered to all Investors prior to the Applicable Time.

(b) Prospectus. As of the Applicable Time and as of the Closing Date (as defined below), neither (x) the General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the Prospectus (as defined above), all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from any Issuer Free Writing Prospectus (as defined below) and the General Disclosure Package, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Investors or the Placement Agent, specifically for use therein. The General Disclosure Package has been delivered to each Investor on or prior to the Applicable Time. The Indenture and the Notes conform in all material respects to the descriptions thereof contained under the heading “Description of the Notes” in the Prospectus Supplement. There is no material information in any Issuer Free Writing Prospectus (including any General Use Free Writing Prospectus or any Limited Use Free Writing Prospectus) that is not included in the Prospectus Supplement. As used in this subsection and elsewhere in this Agreement:

(i) “Applicable Time” means 12:30 p.m. (Pacific time) on the date of this Agreement. The Applicable Time is on or prior to the time at which both the Company and the Placement Agent have executed this Agreement and is the time at which the General Disclosure Package was delivered to Investors.

(ii) “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Act, relating to the Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Act

(iii) “General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is identified on Schedule I to the Securities Purchase Agreement.

(iv) “Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

(c) Organization. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. The Company has no significant subsidiaries (as such term is defined in Rule 1-02 of Regulation S-X promulgated by the Commission) other than as listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 (the “Annual Report”) (collectively, the “Subsidiaries”). Each of the Subsidiaries has been duly organized and is validly existing as an entity in good standing under the laws of the jurisdiction of its organization, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. The Subsidiaries are the only subsidiaries, direct or indirect, of the Company. The Company and each of the Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification, except where the failure to be so qualified would not reasonably be expected to (i) result in any material adverse change, or any development that would reasonably be expected to result in a material adverse change, in or affecting the business, results of operations, or financial condition of the Company and of the Subsidiaries taken as a whole, whether or not occurring in the ordinary course of business, or (ii) prevent, burden or impair the consummation of the transactions contemplated by this Agreement (collectively a “Material Adverse Effect”). The outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company or another Subsidiary free and clear of all liens, encumbrances and equities and claims, except as described in the Registration Statement and the General Disclosure Package at or prior to the Applicable Time; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding.

(d) Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Securities Purchase Agreement, the Notes, the Indenture, the Irrevocable Transfer Agent Instructions (as defined in the Securities Purchase Agreement), the Warrants, the Escrow Agreement, the Reimbursement Agreement and each other agreement executed by the Company or any Subsidiary in connection with the Letter of Credit, and each of the other agreements entered into between the Investors and/or the Placement Agent and the Company or any Subsidiary in connection with the transactions contemplated by the Securities Purchase Agreement, the Indenture and this Agreement (collectively, the “Transaction Documents”) and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Notes and the Warrants, the reservation for issuance and the issuance of the Conversion Shares issuable upon conversion of the Notes, the reservation for issuance and the issuance of the Interest Shares in accordance with the terms of the Indenture and the Notes, and the reservation for issuance and issuance of Warrant Shares issuable upon exercise of the Warrants have been duly authorized by the Company’s Board of Directors, and no further filing, consent, or authorization is required by the Company’s Board of Directors or its stockholders. Assuming due authentication by the Trustee, the Notes, when issued and paid for in accordance with the terms of the Securities Purchase Agreement and the Indenture, will constitute the legal, valid and binding obligations of the Company entitled to the benefits of the Indenture, and the other Transaction Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(e) Issuance of Securities. The outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the Securities to be issued and sold by the Company have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable; and no preemptive rights of stockholders exist with respect to any of the Securities or the issue and sale thereof. As of the Closing, a number of shares of Common Stock shall have been duly authorized and reserved for issuance which equals or exceeds 120% of the aggregate of the maximum number of shares of Common Stock issuable as of the Closing Date (i) upon conversion of the Notes, (ii) as Interest Shares pursuant to the terms of the Indenture and the Notes and (iii) upon exercise of the Warrants. Neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock. Upon conversion or exercise in accordance with the Indenture and the Notes or the Warrants, as the case may be, the Conversion Shares, the Interest Shares and the Warrant Shares, respectively, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.

(f) Equity Capitalization. As of the date hereof and as of the Closing Date, the Company has or will have, as the case may be, an authorized, issued and outstanding capitalization as is set forth in the Registration Statement and the Prospectus (subject, in each case, to the issuance of shares of Common Stock upon exercise of stock options and warrants disclosed as outstanding in the Registration Statement and the Prospectus and the grant or issuance of options or shares under existing equity compensation plans or stock purchase plans described in the Registration Statement or the Prospectus), and such authorized capital stock conforms to the description thereof set forth in the Registration Statement and the Prospectus. All of the Securities conform to the description thereof contained in the Registration Statement and the Prospectus. The form of certificates for the Conversion Shares, the Interest Shares and the Warrant Shares will conform to the corporate law of the jurisdiction of the Company’s incorporation.

(g) Disclosure.

(i) The Commission has not issued an order preventing or suspending the use of any Issuer Free Writing Prospectus or the Prospectus relating to the proposed offering of the Securities, and no proceeding for that purpose or pursuant to Section 8A of the Act has been instituted or, to the Company’s knowledge, threatened by the Commission. The Registration Statement conforms, and the Prospectus and any amendments or supplements thereto will conform to the requirements of the Act and the Rules and Regulations. The documents incorporated, or to be incorporated, by reference in the Prospectus, at the time filed with the Commission conformed in all material respects, or will conform in all respects, to the requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”), or the Act, as applicable, and the Rules and Regulations. The Registration Statement and any amendment thereto do not contain as of the Applicable Time, and on the Closing Date will not contain, any untrue statement of a material fact and do not omit as of the Applicable Time, and on the Closing Date will not omit, to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendments and supplements thereto do not contain as of the Applicable Time, and on the Closing Date will not contain, any untrue statement of a material fact; and do not omit as of the Applicable Time, and on the Closing Date will not omit, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Investors or the Placement Agent, specifically for use therein.

(ii) Each Issuer Free Writing Prospectus, as of its issue date, as of the Applicable Time and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Placement Agent as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein that has not been superseded or modified. If at any time following issuance of an Issuer Free Writing Prospectus, there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances, not misleading, the Company has notified or will notify promptly the Placement Agent so that any use of such Issuer Free Writing Prospectus may cease until it is amended or supplemented. The foregoing two sentences do not apply to statements or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Investors or the Placement Agent specifically for use therein.

(iii) The Company confirms that neither it nor any other Person (as defined below) acting on its behalf has provided any of the Investors or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information, that is not included in the 8-K Filing (as defined in the Securities Purchase Agreement) or other public filing of the Company filed prior to the 8-K Filing Time (as defined in the Securities Purchase Agreement). The Company understands and confirms that the Placement Agent will rely on the foregoing representations in effecting transactions in securities of the Company. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed. For the purpose of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(h) Offering Materials. The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Securities other than the Prospectus, the General Disclosure Package and other materials, if any, permitted under the Act. The Company will file with the Commission all Issuer Free Writing Prospectuses in the time required under Rule 433(d) under the Act. The Company has satisfied or will satisfy the conditions in Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show.

(i) Ineligible Issuer Status. At the time of filing the Registration Statement and (ii) as of the date hereof (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405 under the Act, without taking into account any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary that the Company be considered an ineligible issuer), including, without limitation, for purposes of Rules 164 and 433 under the Act with respect to the offering of the Securities as contemplated by the Registration Statement.

(j) Financial Statements. The condensed consolidated financial statements of the Company and the Subsidiaries, together with related notes and schedules as set forth or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, present fairly in all material respects the financial position and the results of operations and cash flows of the Company and the consolidated Subsidiaries, at the indicated dates and for the indicated periods. Such condensed consolidated financial statements and related schedules have been prepared in accordance with generally accepted principles of accounting (“GAAP”), consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary and selected consolidated financial and statistical data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus presents fairly in all material respects the information shown therein, at the indicated dates and for the indicated periods, and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. All disclosures, if any, contained in the Registration Statement, the General Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the Rules and Regulations) comply in all material respects with Regulation G of the 1934 Act and Item 10 of Regulation S-K under the Act, to the extent applicable. The Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), not disclosed in the Registration Statement, the General Disclosure Package and the Prospectus. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus that are not included as required.

(k) Accountants. Ernst & Young LLP, who have certified certain of the financial statements filed with the Commission as part of, or incorporated by reference in, the Registration Statement, the General Disclosure Package and the Prospectus, has represented to the Company that it is an independent registered public accounting firm with respect to the Company and the Subsidiaries within the meaning of the Act and the applicable Rules and Regulations and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

(l) Weaknesses or Changes in Internal Accounting Controls. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus at or prior to the Applicable Time, neither the Company nor any of the Subsidiaries is aware of (i) any material weakness in its internal control over financial reporting or (ii) change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(m) Sarbanes-Oxley. Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the Rules and Regulations of the Commission and The NASDAQ Global Market (the “Principal Market”) thereunder (collectively, the “Sarbanes-Oxley Act”) has been applicable to the Company, there is and has been no failure on the part of the Company to comply in all material respects with any provision of the Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that it is in compliance in all material respects with all provisions of the Sarbanes-Oxley Act that are in effect with respect to which the Company is required to comply and is actively taking steps to ensure that it will be in compliance with the other provisions of the Sarbanes-Oxley Act which will become applicable to the Company.

(n) Litigation. There is no action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries before any court or administrative agency or otherwise which if determined adversely to the Company or any of the Subsidiaries would have, individually or in the aggregate, a Material Adverse Effect, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus at or prior to the Applicable Time.

(o) Title. The Company and the Subsidiaries have good and marketable title to all of the material properties and assets reflected in the condensed consolidated financial statements hereinabove described or described in the Registration Statement, the General Disclosure Package and the Prospectus, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements or described in the Registration Statement, the General Disclosure Package and the Prospectus or which are not material in amount or would not materially interfere with the use to be made of such properties or assets. The Company and the Subsidiaries occupy their leased properties under valid and binding leases conforming in all material respects to the description thereof set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

(p) Taxes. The Company and the Subsidiaries have filed all Federal, State, local and foreign tax returns which have been required to be filed and have paid all taxes indicated by such returns and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith and for which an adequate reserve for accrual has been established in accordance with GAAP. All tax liabilities have been adequately provided for in the condensed consolidated financial statements of the Company in accordance with GAAP, and the Company does not know of any actual or proposed additional material tax assessments.

(q) Absence of Certain Changes. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, as each may be amended or supplemented, there has not been any Material Adverse Effect, and there has not been any material transaction entered into by the Company or the Subsidiaries, other than transactions in the ordinary course of business and transactions described in the Registration Statement, the General Disclosure Package and the Prospectus, as each may be amended or supplemented. The Company and the Subsidiaries have no material contingent obligations which are not disclosed in the Company’s condensed consolidated financial statements which are included in the Registration Statement, the General Disclosure Package and the Prospectus.

(r) No Conflicts. Neither the Company nor any of the Subsidiaries is or with the giving of notice or lapse of time or both, will be in violation of its certificate of incorporation, by-laws, or other organizational documents. The execution and delivery of this Agreement and any of the Transaction Documents and the consummation of the transactions herein and therein contemplated and the fulfillment of the terms hereof and thereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties is bound, or of the certificate of incorporation or by-laws of the Company or any law, order, rule or regulation judgment, order, writ or decree applicable to the Company or any Subsidiary of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction, except to the extent that such conflict, breach or default would not have a Material Adverse Effect.

(s) Contracts. There is no document, contract or other agreement required to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the

Registration Statement which is not described or filed as required by the Act or the Rules and Regulations. Each description of a contract, document or other agreement in the Registration Statement and the Prospectus accurately reflects in all material respects the terms of the underlying contract, document or other agreement. Each contract, document or other agreement described in the Registration Statement and Prospectus or listed in the exhibits to the Registration Statement or incorporated by reference is in full force and effect and is valid and enforceable by and against the Company in accordance with its terms (except as rights to indemnity and contribution thereunder may be limited by federal or state securities laws and matter of public policy and except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principle). Neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any other party is in default in the observance or performance of any term or obligation to be performed by it under any such agreement or any other agreement or instrument to which the Company or its Subsidiaries is a party or by which the Company or its Subsidiaries or their respective properties or businesses may be bound, and no event has occurred which with notice or lapse of time or both would constitute such a default, in any such case in which the default or event, individually or in the aggregate, would have a Material Adverse Effect.

(t) Regulatory Approvals. Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the Commission, FINRA, the National Association of Securities Dealers, Inc. (the “NASD”), or such additional steps as may be required under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

(u) Intellectual Property. Except as described in the Registration Statement and the General Disclosure Package at or prior to the Applicable Time or in any document incorporated by reference therein at or prior to the Applicable Time, the Company and each of the Subsidiaries hold all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of their businesses in the manner in which they are being conducted; the Company and the Subsidiaries each own or possess the right to use all patents, patent rights, trademarks, trade names, service marks, service names, copyrights, license rights, know-how (including trade secrets and other unpatented and unpatentable proprietary or confidential information, systems or procedures) and other intellectual property rights (“Intellectual Property”) necessary to carry on their business in all material respects in the manner in which it is being conducted; to the Company’s knowledge, neither the Company nor any of the Subsidiaries has infringed, and none of the Company or the Subsidiaries have received notice of conflict with, any Intellectual Property of any other Person or entity. The Company has taken all steps reasonably necessary to secure ownership interests in Intellectual Property created for it by any contractors. There are no outstanding options, licenses or agreements of any kind relating to the Intellectual Property of the Company that are required to be described in the Registration Statement, the General Disclosure Package and the Prospectus and are not described therein in all material respects. The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property of any other Person or entity that are required to be set forth in the Prospectus and are not described therein in all material respects.

None of the technology employed by the Company and material to the Company’s business has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or, to the Company’s knowledge, any of its officers, directors or employees or, to the Company’s knowledge, otherwise in violation of the rights of any Persons; the Company has not received any written or oral communications alleging that the Company has violated, infringed or conflicted with, or, by conducting its business as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, would violate, infringe or conflict with, any of the Intellectual Property of any other Person or entity. The Company knows of no infringement by others of Intellectual Property owned by or licensed to the Company.

(v) FDA; Studies. Since the respective dates as of which information is set forth in the Registration Statement, the General Disclosure Package and the Prospectus, (i) all of the descriptions of the Company’s legal and governmental proceedings and procedures before the United States Food and Drug Administration (the “FDA”) or any other national, departmental, state or local governmental body exercising comparable authority are true and correct in all material respects, (ii) the studies, tests and preclinical and clinical trials conducted by or on behalf of the Company and its Subsidiaries that are described in the Registration Statement, the General Disclosure Package and the Prospectus were and, if still pending, are (a) with respect to the foregoing conducted by employees of the Company or any of its Subsidiaries (“Company Studies”), being conducted in accordance with experimental protocols, procedures and controls pursuant to, where applicable, accepted professional scientific standards, in each case in all necessary respects and in all material respects; and (b) with respect to the foregoing conducted on behalf of the Company or independently by others using the Company’s or any of its Subsidiaries’ technologies, products or product candidates (“Independent Studies”), to the Company’s knowledge, being conducted in accordance with experimental protocols, procedures and controls pursuant to, where applicable, accepted professional scientific standards, in each case in all necessary respects and in all material respects; (iii) the descriptions of the results of the Company Studies, and, to the Company’s knowledge, the Independent Studies, contained in the Registration Statement, the General Disclosure Package and the Prospectus are true and correct in all material respects; and (iv) except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus at or prior to the Applicable Time, neither the Company nor its Subsidiaries have received any notices or correspondence from the FDA, or any national, state or local governmental body exercising comparable authority requiring the termination, suspension or material modification of any of the Company Studies or Independent Studies.

(w) Manipulation of Prices. Neither the Company, nor to the Company’s knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Securities.

(x) Investment Company Act. Neither the Company nor any Subsidiary is or, after giving effect to the offering and sale of the Securities contemplated hereunder and the application of the net proceeds from such sale as described in the Prospectus, will be an “investment company” within the meaning of such term under the Investment Company Act of 1940 as amended (the “1940 Act”), and the Rules and Regulations of the Commission thereunder.

(y) Internal Accounting Controls.

(i) The Company and each of the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ii) The Company has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-15e and 15d-15e under the 1934 Act); the Company’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the rules and regulations of the 1934 Act, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the 1934 Act with respect to such reports.

(z) Money Laundering Laws. The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any or its subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(aa) Office of Foreign Assets Control. Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person or entity, for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

(bb) Insurance. The Company and each of the Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses.

(cc) Employee Benefits. The Company and each Subsidiary is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company and each Subsidiary would have any material liability; the Company and each Subsidiary has not incurred and does not expect to incur material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company or any Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(dd) Transactions with Affiliates. To the Company’s knowledge, there are no affiliations or associations between any member of FINRA and any of the Company’s officers, directors or 5% or greater securityholders, except as set forth in the Registration Statement prior to the Applicable Time. There are no relationships or related-party transactions involving the Company or any of the Subsidiaries or, to the knowledge of the Company, any other Person required to be described in the Prospectus which has not been described as required.

(ee) Environmental Laws. Neither the Company nor any of the Subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would, individually or in the aggregate, have a Material Adverse Effect; and the Company is not aware of any pending investigation which would reasonably be expected to lead to such a claim.

(ff) Listing; 1934 Act Registration. The Common Stock has been approved for listing subject to notice of issuance on the Principal Market. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the 1934 Act or the quotation of the Common Stock on the Principal Market, nor, has the Company received any notification that the Commission or the Principal Market is contemplating terminating such registration or quotation.

(gg) Contributions; Foreign Corrupt Practices. Neither the Company nor any of the Subsidiaries has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law which violation is required to be disclosed in the Prospectus.

(hh) No Integrated Offering. The Company has not sold or issued any securities that would be integrated with the offering of the Securities contemplated by this Agreement pursuant to the Act, the Rules and Regulations or the interpretations thereof by the Commission. None of the Company, its Subsidiaries, any of their affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to require approval of stockholders of the Company for purposes of any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. None of the Company, its Subsidiaries, their affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would cause the offering of the Securities to be integrated with other offerings for purposes of any such applicable stockholder approval provisions.

(ii) Brokerage Fees; Commissions. Except as described in the Registration Statement and the General Disclosure Package at or prior to the Applicable Time, neither the Company nor any of its Subsidiaries is a party to any contract, agreement or understanding with any Person that would give rise to a valid claim against the Company or the Placement Agent for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities. The Company shall pay, and hold the Placement Agent harmless against, any liability, loss or expense (including, without limitation, attorneys’ fees and out-of-pocket expenses) arising in connection with any such claim.

(jj) Consents. Other than as described in Section 3(t) hereof, or as have been obtained, filed or made, neither the Company nor any of its Subsidiaries is required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof (other than any filings which may be required to be made by the Company with the Commission or the Principal Market subsequent to the date hereof, including but not limited to the Prospectus Supplement and any blue sky filings which may be required to be made). The Company is not in violation of the listing requirements of the Principal Market and has no knowledge of any facts that would reasonably lead to delisting or suspension of the Common Stock in the foreseeable future.

(kk) Acknowledgment Regarding Investors’ Purchase of Securities. The Company acknowledges and agrees that each Investor is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Investor is (i) an officer or director of the Company, (ii) to the knowledge of the Company, an “affiliate” of the Company or any of its Subsidiaries (as defined in Rule 144 of the Act) or (iii) to the knowledge of the Company, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the 1934 Act). The Company further acknowledges that no Investor is acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Investor or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Investor’s purchase of the Securities. The Company further represents to each Investor that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

(ll) Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Notes and the Warrant Shares issuable upon exercise of the Warrants will increase in certain circumstances. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Notes in accordance with this Agreement, the Notes and the Indenture and its obligation to issue the Warrant Shares upon exercise of the Warrants in accordance with this Agreement and the Warrants is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

(mm) Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to exempt the Company’s issuance of the Securities and any Investor’s ownership of the Securities from the provisions of any control share acquisition, business combination or other similar anti-takeover provision under the Certificate of Incorporation of the Company or the laws of the state of its incorporation which is or could become applicable as a result of the transactions contemplated by this Agreement. The Company does not have any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

(nn) Subsidiary Rights. The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

(oo) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

(pp) Transfer Taxes. On the Closing Date, all stock transfer or other similar taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to each Investor will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(qq) Acknowledgement Regarding Investors’ Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding, but subject to compliance by the Investors with applicable law, it is understood and acknowledged by the Company (i) that none of the Investors have been asked by the Company or its Subsidiaries to agree, nor has any Investor agreed with the Company or its Subsidiaries, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) that past or future open market or other transactions by any Investor, including, without limitation, short sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities; (iii) that any Investor, and counter parties in “derivative” transactions to which any such Investor is a party, directly or indirectly, presently may have a “short” position in the Common Stock, and (iv) that each Investor shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that, subject to compliance by the Investor with applicable law, (a) one or more Investors may engage in hedging and/or trading activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Conversion Shares and the Warrant Shares deliverable with respect to Securities are being determined and (b) such hedging and/or trading activities (if any) could reduce the value of the existing stockholders’ equity interests in the Company at and after the time that the hedging and/or trading activities are being conducted.

(rr) U.S. Real Property Holding Corporation. The Company is not, nor has it ever been, a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon any Investor’s request.

(ss) Trust Indenture Act. The Indenture is qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

(tt) No Registration Rights or Lock-Up Expirations. No Person has the right to require the Company or any of its Subsidiaries to register any securities for sale under the Act by reason of the filing of the Registration Statement with the Commission or by reason of the issuance and sale of the Securities, except for rights which have been waived or complied with. No securities of the Company are subject to a “lock-up” agreement or similar restriction on transfer that, in whole or in part, expired within 30 days of the date hereof or is scheduled to expire within 30 days of the date hereof, except as otherwise contemplated by this Agreement and the Transaction Documents.

(uu) Form S-3. The offering of the Securities would meet the requirements for registration with the Commission on registration statement Form S-3 pursuant to the standard for Form S-3 in effect prior to October 21, 1992.

(vv) Letter of Credit. No additional registration under the Act is required by virtue of the issuance of the Letter of Credit in connection with the offer, sale and/or issuance of the Notes, the Warrants, the Conversion Shares, the Warrant Shares and the Interest Shares.

4. Further Agreements of the Company. The Company covenants and agrees with the Placement Agent that:

(a) Required Filings. The Company will file the Prospectus Supplement within the time period specified by Rule 424(b) and Rule 430A, 430B or 430C under the Act and the Company will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Act, and the Company will provide a copy of any such filing to the Placement Agent promptly following such filing.

(b) Amendments or Supplements. The Company will not, during such period as the Prospectus would be required by law to be delivered in connection with sales of the Securities by an underwriter or dealer in connection with the offering contemplated by this Agreement, file any amendment or supplement to the Registration Statement, the Prospectus or any Issuer Free

Writing Prospectus, unless a copy thereof shall first have been submitted to the Placement Agent within a reasonable period of time prior to the filing thereof and the Placement Agent shall not have reasonably objected thereto in good faith.

(c) Notice to Placement Agent. The Company will notify the Placement Agent promptly, and will, if requested, confirm such notification in writing: (1) when any post-effective amendment to the Registration Statement becomes effective, but only during the period mentioned in Section 4(b); (2) of any request by the Commission for any amendment to the Registration Statement, any amendment or supplement to the Prospectus, or any Issuer Free Writing Prospectus or for additional information relating to or in connection with the sale of the Securities, but only during the period mentioned in Section 4(b); (3) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or an order preventing or suspending the use of the Prospectus (or any amendment or supplement to the Prospectus) or any Issuer Free Writing Prospectus, or the initiation of any proceeding for any of the foregoing purposes or any threat thereof, but in each case only during the period mentioned in Section 4(b); (4) of becoming aware of the occurrence of any event during the period mentioned in Section 4(b) that in the judgment of the Company makes any statement made in the Registration Statement, the Prospectus (or any supplement or amendment to the Prospectus), or any Issuer Free Writing Prospectus untrue in any material respect or that requires the making of any changes in the Registration Statement, the Prospectus (or any supplement or amendment to the Prospectus), or any Issuer Free Writing Prospectus in order to make the statements therein, in light of the circumstances in which they are made, not misleading; and (5) of receipt by the Company of any notification with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction. If at any time during the period mentioned in Section 4(b) the Commission shall issue any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus (or any supplement or amendment to the Prospectus) or any Issuer Free Writing Prospectus or suspending any qualification of the Securities in connection with the offering contemplated hereby, the Company will make every reasonable effort to obtain the withdrawal of any such order at the earliest possible moment. If the Company has omitted any information from the Registration Statement, pursuant to Rule 430A, 430B or 430C under the Act, it will use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to Rule 430A, 430B or 430C under the Act and to notify the Placement Agent promptly of all such filings.

(d) Ongoing Compliance of the Prospectus. (i) If at any time when the Prospectus, as then amended or supplement, relating to the Securities is required to be delivered under the Act, the Company becomes aware of the occurrence of any event as a result of which the Prospectus, as then amended or supplemented, would, in the reasonable judgment of counsel to the Company or counsel to the Placement Agent, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or the Registration Statement, as then amended or supplemented, would, in the reasonable judgment of counsel to the Company or counsel to the Placement Agent, include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, or if for any other reason it is necessary, in the reasonable judgment of counsel to the Company or counsel to the Placement Agent, at any time to amend or supplement the Prospectus or the Registration Statement to comply with the Act or the Rules and Regulations, the Company will promptly notify the Placement Agent and, subject to Section 4(b) hereof, will promptly prepare and file with the Commission, at the Company’s expense, an amendment to the Registration Statement (or a report to be filed and incorporated by reference in the Registration Statement or the Prospectus) or an amendment or supplement to the Prospectus that corrects such statement or omission or effects such compliance and will deliver to the Placement Agent, without charge, copies thereof in compliance with Section 4(d) below, and (ii) if at any time prior to the Closing Date, the Company becomes aware of the occurrence of any event as a result of which the General Disclosure Package, as then amended or supplemented, would, in the reasonable judgment of counsel to the Company or counsel to the Placement Agent, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary, in the reasonable judgment of counsel to the Company or counsel to the Placement Agent, at any time prior to the Closing Date to amend or supplement the General Disclosure Package to comply with the Act or the Rules and Regulations, the Company will promptly notify the Placement Agent and, subject to Section 4(b) hereof, will promptly prepare and file with the Commission, at the Company’s expense, an amendment to the General Disclosure Package that corrects such statement or omission or effects such compliance and will deliver to the Placement Agent, without charge, copies thereof in compliance with Section 4(d) below. The Company consents to the use of the Prospectus and the General Disclosure Package (and, in each case, any amendment or supplement thereto) by the Placement Agent, and the Placement Agent agrees to provide to each Investor a copy of the Prospectus and any amendments or supplements thereto.

(e) Delivery of Copies. The Company will furnish and deliver to the Placement Agent and counsel to the Placement Agent without charge (i) signed copies of the Registration Statement, including financial statements and schedules, and all exhibits thereto and (ii) so long as a prospectus relating to the Securities is required to be delivered under the Act, as many copies of the Prospectus and any Issuer Free Writing Prospectus (and, in each case, any amendment or supplement thereto) as the Placement Agent may reasonably request.

(f) Compliance with Undertakings. The Company will comply with all of the undertakings contained in the Registration Statement.

(g) Blue Sky Compliance. Prior to the sale of the Notes and the Warrants to the Investors, the Company will cooperate with the Placement Agent and its counsel in connection with the registration or qualification of the Securities for offer and sale under the state securities or Blue Sky laws of such jurisdictions as the Placement Agent may reasonably request; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

(h) Use of Proceeds. The Company will apply the net proceeds from the offering and sale of the Notes and the Warrants in the manner set forth in the Prospectus under the caption “Use of Proceeds.”

(i) NASDAQ Global Market. The Company will use its best efforts to ensure that the Conversion Shares, the Interest Shares and the Warrant Shares are quoted on the Principal Market at the time of the Closing.

(j) Reports. For a period of three years from the Closing Date, the Company will furnish to the Placement Agent, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Securities, other than any such reports or communications filed with or furnished to the Commission pursuant to the Commission’s EDGAR system.

(k) Clear Market; Standstill.

(i) For a period of 30 days after the date hereof, the Company will not: (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock; or (2) enter into any swap or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, without the prior written consent of the Placement Agent, other than (A) the Securities to be sold hereunder, (B) securities required to be issued pursuant to contractual obligations of the Company in effect as of the date hereof and disclosed to the Placement Agent or its counsel prior to the Closing, (C) securities issued on a pro rata basis to all holders of a class of outstanding equity securities of the Company, (D) securities issued in connection with strategic alliances, acquisitions, mergers or similar agreements, (E) equity securities issued pursuant to employee benefit or purchase plans (including plans adopted in accordance with Rule 10b5-1 promulgated by the Commission under the 1934 Act in effect as of the date hereof, and (F) options issued to new employees of the Company pursuant to the provisions of NASD Marketplace Rule 4350(i)(1)(A)(iv).

(ii) In addition to the restrictions set forth in paragraph (i) above, the Company will not, except as otherwise contemplated herein, offer, announce the intention to offer, or sell any shares of Common Stock, any securities convertible into or exercisable or exchangeable for Common Stock or any other equity securities of the Company as part of an equity financing of the Company, other than in connection with (1) a consolidation or merger of the Company with or into any other corporation or other entity, provided that such consolidation or merger is not effected solely to merge or consolidate with a wholly-owned subsidiary of the Company or (2) any acquisition of the capital stock or assets of any other corporation or other entity, provided that such other corporation or entity is not a wholly-owned subsidiary of the Company (the “Standstill”). The Standstill shall terminate on the earlier to occur of (A) November 27, 2007 and (B) such date on which the average closing price for the Common Stock on the Principal Market (or other market or exchange on which the Common Stock is listed or quoted for trading on the date in question) for the twenty (20) trading days immediately preceding such date is equal to or exceeds $2.50 per share.

5. Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay all of its costs and expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to costs and expenses of or relating to (i) the preparation and filing of the Registration Statement (including each pre- and post-effective amendment thereto) and exhibits thereto, the Prospectus and any amendment or supplement to the Prospectus, and the photocopying of copies thereof, (ii) the preparation and delivery of certificates representing the Securities, (iii) furnishing (including costs of shipping and mailing) such copies of the Registration Statement (including all pre- and post-effective amendments thereto), the Prospectus, the General Disclosure Package and all amendments and supplements to the Prospectus and General Disclosure Package, as may be requested for use in connection with the direct placement of the Securities, (iv) the quotation of the Common Stock on the Principal Market, (v) the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 4(g), including the reasonable fees, disbursements and other charges of counsel to the Placement Agent in connection therewith, (vi) fees, disbursements and other charges of counsel to the Company, (vii) fees and disbursements of the Accountants incurred in delivering the letters described in Section 6(g) of this Agreement and (viii) the fees of the Escrow Agent. The Company shall reimburse the Placement Agent, on a fully accountable basis, for all travel, legal and other out-of-pocket expenses incurred in connection with the engagement hereunder, up to a maximum of $75,000.

6. Conditions of the Obligations of the Placement Agent. The obligations of the Placement Agent hereunder are subject to the following conditions:

(a)(i) No stop order suspending the effectiveness of the Registration Statement shall have been issued, and no proceedings for that purpose shall be pending or threatened by any securities or other governmental authority (including, without limitation, the Commission), (ii) no order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus (or, in each case, any supplement or amendment thereto) or the qualification or registration of the Securities under the securities laws or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by any securities or other governmental authority (including, without limitation, the Commission), (iii) any request for additional information on the part of the staff of any securities or other governmental authority (including, without limitation, the Commission) shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof no amendment or supplement to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus shall have been filed unless a copy thereof was first submitted to the Placement Agent and the Placement Agent did not object thereto in good faith.

(b) Since the respective dates as of which information is given in the Registration Statement, the Prospectus or the General Disclosure Package (in each case exclusive of any amendment thereof subsequent to the Applicable Time), (i) there shall not have been (A) any change in the capital stock of the Company or long-term debt of the Company (except for changes contemplated by the issuance of the Notes and the Warrants pursuant to the Securities Purchase Agreement) or any of its Subsidiaries or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock or

(B) any material adverse change, or, to the knowledge of the Company, any development that would result in a material adverse change in or affecting the general affairs, business, properties, management, consolidated financial position, stockholders’ equity or results of operations of the Company and its Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Registration Statement, the Prospectus or the General Disclosure Package (in each case exclusive of any amendment thereof subsequent to the Applicable Time, but inclusive of any report incorporated by reference therein on or prior to the Applicable Time), and (ii) the Company shall not have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement, the Prospectus or the General Disclosure Package (in each case exclusive of any amendment thereof subsequent to the Applicable Time but inclusive of any report incorporated by reference therein on or prior to the Applicable Time), if in the judgment of the Placement Agent any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Notes and the Warrants to Investors at the public offering price.

(c) Since the respective dates as of which information is given in the Registration Statement, the Prospectus or the General Disclosure Package (in each case exclusive of any amendment thereof subsequent to the Applicable Time), there shall have been no litigation or other proceeding instituted against the Company or any of its officers or directors in their capacities as such, before or by any federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, which litigation or proceeding is expected by management to have a Material Adverse Effect.

(d) Each of the representations and warranties of the Company contained herein shall be true and correct at the Closing Date, as if made on such date, and all covenants and agreements herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to the Closing Date shall have been duly performed, fulfilled or complied with.

(e) The Placement Agent shall have received an opinion, dated the Closing Date, of Morgan, Lewis & Bockius LLP, counsel to the Company, in substantially the form attached hereto as Exhibit B.

(f) Concurrently with the execution and delivery of this Agreement, or, if the Company elects to rely on Rule 430A, 430B or 430C under the Act, on the date of the Prospectus, the Accountants shall have furnished to the Placement Agent a letter, dated the date of its delivery (the “Original Letter”), addressed to the Placement Agent and in form and substance reasonably satisfactory to the Placement Agent containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters, provided that the Placement Agent has made to the Accountants such representations as are required by the Accountants in order to permit the Accountants to prepare and so deliver the Original Letter. At the Closing Date, the Accountants shall have furnished to the Placement Agent a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in the Original Letter, that nothing has come to their attention during the period from the date of the Original Letter referred to in the prior sentence to a date (specified in the letter) not more than five days prior to the Closing Date which would require any change in the Original Letter if it were required to be dated and delivered at the Closing Date.

(g) At the Closing Date, there shall be furnished to the Placement Agent a certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, each in his capacity as such, in form and substance reasonably satisfactory to the Placement Agent to the effect that each signer has carefully examined the Registration Statement and the Prospectus and that to each of such Person’s knowledge:

(i)(A) (x) As of its effective date, the Registration Statement did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (y) as of the date of such certificate, the Prospectus and the General Disclosure Package do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and (B) no event has occurred as a result of which it is necessary to amend or supplement the Prospectus or the General Disclosure Package in order to make the statements therein not untrue or misleading in any material respect;

(ii) Each of the representations and warranties of the Company contained in this Agreement are true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as if such representations and warranties were made on the Closing Date;

(iii) Each of the covenants and agreements required in this Agreement to be performed by the Company on or prior to the Closing Date and each condition required herein to be fulfilled or complied with by the Company on or prior to the Closing Date has been duly performed, fulfilled or complied with, in all material respects;

(iv)(A) No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued, and no proceedings for that purpose shall be pending or threatened by any securities or other governmental authority (including, without limitation, the Commission), (B) no order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or the General Disclosure Package or the qualification or registration of the Securities under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by any securities or other governmental authority (including, without limitation, the Commission), and (C) any request for additional information on the part of the staff of any securities or other governmental authority (including, without limitation, the Commission) shall have been complied with to the satisfaction of the staff of the Commission or such authorities; and

(v) Subsequent to the date of the most recent financial statements included or incorporated by reference in the Registration Statement, the Prospectus or the General Disclosure Package, there has been no material adverse change in the financial position or results of operations of the Company, except as set forth in or contemplated by the Registration Statement, the Prospectus or the General Disclosure Package at or prior to the Applicable Time.

(h) The Securities shall be qualified for sale in such states as the Placement Agent may reasonably request and each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to taxation or general service of process in any jurisdiction where it is not now so subject.

(i) The Company shall have furnished or caused to be furnished to the Placement Agent such certificates, in addition to those specifically mentioned herein, as the Placement Agent may have reasonably requested as to the accuracy and completeness, at the Closing Date, of any statement in the Registration Statement, the Prospectus or the General Disclosure Package, as to the accuracy, at the Closing Date, of the representations and warranties of the Company, as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Placement Agent.

(j) The Placement Agent shall have received an executed “lock-up” agreement, in the form of Exhibit C hereto, from Howard Birndorf relating to sales and certain other dispositions of shares of Common Stock or certain other securities, and such lock-up agreement shall be in full force and effect on the Closing Date.

7. Indemnification and Contribution.

(a) Indemnification of the Placement Agent. The Company agrees to indemnify and hold harmless the Placement Agent and its respective affiliates, directors, officers, employees, agents and each Person, if any, who controls the Placement Agent within the meaning of Section 15 of the Act or Section 20 of the 1934 Act, from and against any and all losses, claims, damages and liabilities, joint or several (including, without limitation, reasonable fees of one outside legal counsel and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred) that arise out of, or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus (or, in each case, any amendment or supplement thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information furnished to the Company in writing by the Placement Agent expressly for use therein, it being understood and agreed that the only such information furnished by the Placement Agent consists of the information described as such in subsection (b) below.

(b) Indemnification of the Company. The Placement Agent agrees to indemnify and hold harmless the Company, its affiliates, directors and officers who signed the Registration Statement, its employees, agents and each Person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the 1934 Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information furnished to the Company in writing by the Placement Agent expressly for use in he Registration Statement, the Prospectus or any Issuer Free Writing Prospectus (or, in each case, any amendment or supplement thereto), it being understood and agreed that the only such information furnished by the Placement Agent consists of the statements set forth under the heading “Plan of Distribution.”

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought, threatened or asserted against any Person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such Person (the “Indemnified Person”) shall promptly notify the Person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 7 except to the extent that it has been prejudiced thereby; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 7. If any such proceeding shall be brought, threatened or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person, unless: (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reasonable and shall be paid or reimbursed as they are incurred. Any such separate firm for the Placement Agent, its affiliates, directors, officers, employees and agents and any control Persons of the Placement Agent shall be designated in writing by the Placement Agent and any such separate firm for the Company, its directors, its officers who signed the Registration Statement, its employees and agents, and any control Persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding with respect to which indemnification is available hereunder that is effected without its written consent, but if any such proceeding is settled with such consent or if there be a final judgment in any such proceeding for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for the reasonable fees and expenses of counsel in connection with any such proceeding as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person (which consent shall not be unreasonably withheld, conditioned or delayed), effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Placement Agent on the other from the offering of the Notes and the Warrants or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Placement Agent on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Placement Agent on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Notes and the Warrants and the total fee received by the Placement Agent in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Notes and the Warrants. The relative fault of the Company on the one hand and the Placement Agent on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Placement Agent and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Company and the Placement Agent agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person (and not reimbursed by the

Indemnifying Person) in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall the Placement Agent be required to contribute any amount in excess of the amount by which the fees received by the Placement Agent hereunder with respect to the offering of the Notes exceed the amount of any damages that the Placement Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8. Termination.

(a) The obligations of the Placement Agent under this Agreement may be terminated, in the absolute discretion of the Placement Agent, at any time prior to the Closing Date, by notice to the Company from the Placement Agent, without liability on the part of the Placement Agent to the Company if, prior to delivery and payment for the Notes and the Warrants: (i) trading in securities generally shall have been suspended or limited or minimum or maximum prices shall have been generally established on NASDAQ, the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers Inc., the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade (each, a “Trading Market”), or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by any of the foregoing Trading Markets or by order of the Commission or any court or other governmental authority; (ii) trading in the Common Stock of the Company shall have been suspended by the Commission or by NASDAQ, or trading of any other securities issued or guaranteed by the Company shall have been suspended on any Trading Market or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal, New York State or California authorities; or (iv) any change in the financial or securities markets in the United States or any outbreak or escalation of hostilities within or outside the United States, or declaration by the United States of a national emergency or war or other calamity or crisis shall have occurred, the effect of any of which is, in the sole judgment of the Placement Agent, material and adverse and makes it impracticable or inadvisable to market the Notes and the Warrants or proceed with the offering, sale or delivery of the Notes and the Warrants on the terms and in the manner contemplated by this Agreement and the Prospectus.

(b) If this Agreement shall be terminated pursuant to any of the provisions hereof (other than a termination of the Placement Agent’s engagement pursuant to Section 8(a)), or if the sale of the Notes and the Warrants provided for herein is not consummated because any condition to the obligations of the Placement Agent set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by the Placement Agent, reimburse the Placement Agent for all reasonable out-of-pocket expenses incurred in connection herewith.

9. Notices. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (a) if to the Company, at the office of Nanogen, Inc., 10398 Pacific Center Court, San Diego, California 92121, Attention: Howard Birndorf, Chairman and Chief Executive Officer (facsimile: (858) 410-4949), with a copy (which shall not constitute notice) to Morgan, Lewis & Bockius LLP, One Market Plaza, Spear Street Tower, San Francisco, CA 94105, Attention: Scott Karchmer, Esq. (facsimile: (415) 442-1001), or (b) if to the Placement Agent, at the office of Seven Hills Partners LLC, 275 Battery Street, 16th Floor, San Francisco, California 94111, Attention: Kathryn E. Coffey (facsimile: (415) 869-6262), with a copy (which shall not constitute notice) to Morrison & Foerster LLP, 425 Market Street, San Francisco, California 94105, Attention: Gavin B. Grover, Esq. (facsimile: (415) 268-7522). All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party’s address set forth above or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) made by telex, telecopy, e-mail or facsimile transmission, (iii) sent by recognized overnight courier, or (iv) sent by registered or certified mail, return receipt requested, postage prepaid. All notices, requests, consents and other communications hereunder shall be deemed to have been made (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if made by telex, telecopy, e-mail or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (iii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iv) if sent by registered or certified mail, on the 5th business day following the day such mailing is made.

10. Survival. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company and the Placement Agent set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, any of its officers or directors, the Placement Agent or any controlling Person referred to in Section 7 hereof and (ii) delivery of and payment for the Notes and the Warrants. The respective agreements, covenants, indemnities and other statements set forth in Sections 5, 7 and 8 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

11. Successors. This Agreement shall inure to the benefit of and shall be binding upon the Placement Agent, the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other Person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such Persons and for the benefit of no other Person except that (i) the indemnification and contribution contained in Sections 7(a) and 7(d) of this Agreement shall also be for the benefit of the directors, officers, employees and agents of the Placement Agent and any Person or Persons who control the Placement Agent within the meaning of Section 15 of the Act or Section 20 of the 1934 Act and (ii) the indemnification and contribution contained in Sections 7(b) and 7(d) of this Agreement shall also be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement, its employees and agents, and any Person or Persons who control the Company within the meaning of Section 15 of the Act or Section 20 of the 1934 Act. No purchaser of the Notes and the Warrants shall be deemed to be a successor Investor by reason merely of such purchase.

12. Applicable Law. The validity and interpretations of this Agreement, and the terms and conditions set forth herein, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.

13. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14. Entire Agreement; Amendments and Waiver. This Agreement constitutes the entire understanding between the parties hereto as to the matters covered hereby and supersedes all prior understandings, written or oral, relating to such subject matter. The terms and provisions of this Agreement may be modified or amended, or any of the provisions hereof waived, pursuant to the written consent of the Company and the Placement Agent.

[Remainder of Page Intentionally Left Blank]

Please confirm that the foregoing correctly sets forth the agreement between the Company and the Placement Agent.

Very truly yours,

Nanogen, Inc.

By:	/s/ Robert Saltmarsh
Name:	Robert Saltmarsh
Title:	Chief Financial Officer

Confirmed as of the date first above mentioned:

Seven Hills Partners LLC

By:	/s/ Kathryn E. Coffey
Name:	Kathryn E. Coffey
Title:	Partner

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EXHIBIT A

ESCROW AGREEMENT

EXHIBIT B

FORM OF LEGAL OPINION

Annex I

EXHIBIT C

LOCK-UP LETTER